As filed with the Securities and Exchange Commission on May 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GALAXY DIGITAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0836313

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Galaxy Digital Inc.
300 Vesey Street
New York, New York 10282
(212) 390-9216
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Novogratz
Founder and Chief Executive Officer
Matt Friedrich
Chief Legal Officer
300 Vesey Street
New York, NY 10282
(212) 390-9216
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Keith L. Halverstam, Esq.
Brittany D. Ruiz, Esq.
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains:
•a base prospectus which covers the offering, issuance and sale by us of the securities identified therein from time to time in one or more offerings; and
•a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $500,000,000 of shares of our Class A common stock that may be issued and sold from time to time under a sales agreement (the “Sales Agreement”) with Jefferies LLC, BNY Mellon Capital Markets, LLC and UBS Securities LLC, as sales agents or principals (the “Sales Agreement Prospectus”).
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the securities under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the Sales Agreement Prospectus immediately following the base prospectus. Upon termination of the Sales Agreement, any portion of the offering amount included in the Sales Agreement Prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

PROSPECTUS
GALAXY DIGITAL INC.
Class A Common Stock, Preferred Stock,
Debt Securities, Warrants,
Subscription Rights, Units, and Digital Asset Securities

We may offer and sell the securities identified above from time to time in one or more offerings. We may sell any combination of these securities in one or more offerings. This prospectus provides you with a general description of the securities. The preferred stock, debt securities, warrants, and digital asset securities may be convertible into or exercisable or exchangeable for Class A common stock, preferred stock, debt securities, or digital asset securities. The subscription rights may be exercisable for Class A common stock, preferred stock, debt securities or digital asset securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering.
You should carefully read this prospectus and any prospectus supplement or amendment before you invest in any of our securities.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GLXY.”
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, ANY RELATED FREE WRITING PROSPECTUS AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under this shelf registration statement, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide one or more prospectus supplements that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or any free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the section entitled “Where You Can Find More Information; Incorporation by Reference,” before making your investment decision.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by an additional prospectus or prospectus supplement.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date of such prospectus or applicable prospectus supplement, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference industry and market data that we obtained from various periodic industry publications, third-party studies and surveys, including by the National Cryptocurrency Association, EY Parthenon, CoinMarketCap.com, and CoinGecko.com, as well as from filings of public companies in our industry and internal company surveys. These sources include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Certain data and information are based on management estimates, which have been derived from third-party sources, as well as data from our internal research, and are based on certain assumptions that we believe to be reasonable but are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. This information involves a number of assumptions and limitations that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. Although we believe the industry and market data to be reliable as of the date of this prospectus, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Industry and market data are subject to change and could be inaccurate because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Accordingly, you are cautioned not to give undue weight to such market and industry data or any other such estimates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information; Incorporation by Reference.”
Unless the context otherwise requires, when we refer to “Galaxy,” “GDI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean (1) prior to the consummation of the Company’s May 2025 corporate reorganization (the “Reorganization Transactions”), to Galaxy Digital Holdings Ltd. (“GDHL”) and Galaxy Digital Holdings LP (“GDH LP”) and its consolidated subsidiaries, and (2) subsequent to the Reorganization Transactions, to Galaxy Digital Inc. and its consolidated subsidiaries (including GDH LP and its consolidated subsidiaries). See the section entitled “The Company” for more information. When we refer to “you,” we mean the potential holders of the applicable series of securities.

TRADEMARKS AND SERVICE MARKS
The Galaxy logos, and other trade names, trademarks or service marks of Galaxy appearing in this prospectus, are the property of Galaxy. Other trade names, trademarks or service marks appearing in this prospectus are the property of their respective holders. Solely for convenience, trade names, trademarks and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks and service marks.
BLOOMBERG is a trademark or service mark of Bloomberg Finance L.P., and GALAXY is a trademark of Galaxy Digital Capital Management LP. Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) are not affiliated with Galaxy Digital Capital Management LP and its affiliates (collectively, “Galaxy Digital”). Bloomberg’s association with Galaxy Digital is to act as the administrator and calculation agent of the Bloomberg Galaxy Crypto Index (the “Index”), which is the property of Bloomberg. Neither Bloomberg nor Galaxy Digital guarantee the timeliness, accurateness, or completeness of any data or information relating to the Index or results to be obtained. Neither Bloomberg nor Galaxy Digital make any warranty, express or implied, as to the Index, any data or values relating thereto or any financial product or instrument linked to, using as a component thereof or based on the Index (“Products”) or results to be obtained therefrom, and each of Bloomberg and Galaxy Digital expressly disclaim all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg, Galaxy Digital and its or their licensors, and its and their respective employees, contractors, agents, suppliers, and vendors shall have no liability or responsibility whatsoever for any injury or damages—whether direct, indirect, consequential, incidental, punitive, or otherwise—arising in connection with the Index, any data or values relating thereto or any Products, whether arising from their negligence or otherwise.

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
•our future financial performance, including our expectations regarding and our ability to achieve and maintain future profitability;
•our limited operating history, lack of experience implementing our business plan and our ability to effectively manage our growth;
•anticipated trends, growth rates and challenges in our business and the industries and markets in which we operate;
•the highly volatile nature of cryptocurrencies;
•our ability to execute on our strategy to expand into the Artificial Intelligence (“AI”) and High Performance Computing (“HPC”) data center business;
•our ability to obtain financing on acceptable terms or at all, including for the conversion of our existing bitcoin mining infrastructure to AI/HPC data center infrastructure;
•our failure to adhere to complex and evolving governmental laws and regulations;
•the continuing development and market acceptance of digital assets and distributed ledger technology;
•the new and rapidly evolving AI industry, and related legislation and regulations;
•a determination that a digital asset that we interact with is a “security,” or that an activity in which we engage involves a “securities transaction” for purposes of the federal securities laws;
•the price of digital assets globally and the volume of transactions;
•our dependence upon Michael Novogratz, our Chief Executive Officer and founder (our “Founder”);
•our ability to develop, maintain and enhance our brand and reputation;
•increased expenses associated with being subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other U.S. regulations, and with being a listed company on Nasdaq;
•our failure to maintain and grow our customer base;
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•our failure to continue to innovate and provide services that are useful to customers and achieve and maintain market acceptance;
•our and our third-party service providers’ ability to safeguard and manage our and our customers’ funds and digital assets;
•our reliance on technology provided by third parties which are out of our direct control;
•the impact of acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets;
•the effects of increased competition in our markets and our failure to compete effectively;
•our revenue not growing at the rates it historically has, or at all;
•our failure to successfully execute on our growth initiatives, business strategies, or operating plans;
•additional risks of short sales, borrowings and lending of digital assets;
•the presentation of our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and any future changes in GAAP or other accounting principles applicable to us;
•incorrect estimates or judgments relating to our critical accounting policies;
•our failure to comply with current and future federal and state privacy, security and data protection laws, regulations or standards;
•inadequate investment in or maintenance of our operating platform and other information technology and business systems;
•our activity being deemed dealing in security-based swaps and the possible regulatory and registration requirements of such dealing;
•our decentralized finance activities and the evolving risks and uncertainties related thereto;
•security breaches or incidents, loss or misuse of data, a failure in or breach of our operational or security systems or other disruptions;
•disruptions in our disaster recovery systems or management continuity planning;
•our ability to obtain, maintain, protect and enforce our intellectual property;
•volatility of the market price and trading volume of our Class A common stock;
•our enablement of Tokenized GLXY, a natively tokenized version of our Class A common stock and any impact thereof on our Class A common stock;
•our expectations regarding continued repurchases of shares of our Class A common stock;
•applicable restrictions that could make it impractical for us to continue our business as contemplated if we are deemed to be an investment company under the Investment Company Act of 1940, as amended;
•our dependence on distributions from GDH LP to pay our taxes and expenses, including payments under our amended and restated tax receivables agreement between us, Galaxy Digital Holdings Inc., and certain parties thereto, dated May 13, 2025, and to fund dividend payments, if any;
•our expectations and plans with respect to our share repurchase program; and

•other statements regarding our future operations, financial condition, and prospects and business strategies.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://www.galaxy.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC rules allow us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is deemed to be part of this prospectus and you should read it with the same care that you read this prospectus. Subsequent information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus and any accompanying prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;
•our Current Report on Form 8-K filed with the SEC on January 15, 2026;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 8, 2026; and
•the description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on May 15, 2025 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We also incorporate by reference all reports and other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference but not delivered with this prospectus on the investor relations page on our website (https://www.galaxy.com), via email (investor.relations@galaxy.com) or in writing to Galaxy Digital Inc., 300 Vesey Street, New York, New York, 10282, Attention: Investor Relations. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

THE COMPANY
We are a global financial services and infrastructure company focused on digital assets and high performance computing. We aim to facilitate efficient access and adoption of digital assets by institutional clients through our Global Markets and Asset Management & Infrastructure Solutions businesses within our Digital Assets segment. We also develop, and will in the future operate, HPC data center infrastructure to meet the rising global demand for reliable power and scalable compute capacity driven by accelerated artificial intelligence growth.
We were initially incorporated in April 2021 as Galaxy Digital Pubco Inc., a Delaware corporation, and a wholly-owned subsidiary of GDHL. Our name was changed to Galaxy Digital Inc. in September 2021. In May 2025, we completed the Reorganization Transactions whereby GDHL changed its jurisdiction of incorporation from the Cayman Islands to the state of Delaware, and GDI became the successor public company of GDHL. GDI is the general partner of GDH LP, the operating partnership and the parent company of a number of other operating subsidiaries.
We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on May 13, 2025.
Our principal executive offices are located at 300 Vesey Street, New York, NY 10282, and our telephone number is (212) 390-9216. Our website is https://www.galaxy.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this prospectus or any other document that we file with or furnish to the SEC.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for general corporate purposes, which may include working capital, capital expenditures, repayment or redemption of existing indebtedness, repurchases of our outstanding debt securities or Class A common stock, and acquisitions of or investments in other companies, products or technologies.
Further details regarding the use of the net proceeds of a specific series or class of securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our amended and restated certificate of incorporation, as amended (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and the bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Common Stock
Our certificate of incorporation authorizes the issuance of 2,500,000,000 shares of common stock, consisting of (i) 2,000,000,000 shares of Class A common stock, par value $0.001 per share and (ii) 500,000,000 shares of Class B common stock, par value of $0.0000000001 per share (the “Class B common stock”).
We have one class of securities registered under Section 12 of the Exchange Act, which is the Class A common stock.
Class A Common Stock
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.
Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends.
Upon our liquidation, dissolution or winding-up and after payment in full of all amounts required to be paid to creditors and to the holders of any outstanding class or series of stock having a preference over, or right to participate with, the common stock as to any such distributions, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.
All shares of our Class A common stock are fully paid and non-assessable. The Class A common stock is not subject to further calls or assessments by us. The rights, powers and privileges of our Class A common stock are subject to those of the holders of any series or class of stock we may authorize and issue in the future.
Class B Common Stock
Each share of Class B common stock entitles its holders to one vote per share on all matters submitted to a vote of our stockholders. The number of issued and outstanding shares of Class B common stock will be equal to the number of issued and outstanding limited partnership units of GDH LP (“LP Units”) not held by us or one of our subsidiaries, and that such LP Units will be redeemable or exchangeable, on a one-for-one basis, for shares of Class A common stock.
Except for transfers to us pursuant to the seventh amended and restated limited partnership agreement of GDH LP (the “Amended LP Agreement”) or to certain permitted transferees, the LP Units and corresponding shares of Class B common stock may not be sold, transferred or otherwise disposed of. Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote, except as otherwise required by law.
The Class B common stock is not entitled to economic interests in us. Holders of LP Units and other future holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of us. However, if GDH LP makes distributions to us, the other holders of LP Units will be entitled to receive distributions pro rata in accordance with the percentages of their respective LP Units. The Class B common stock will not be subject to further calls or assessment by us.

Exchangeable Notes
GDH LP issued $500 million aggregate principal amount of 3.00% Exchangeable Senior Notes due 2026 (the “2026 Exchangeable Notes”), on December 9, 2021, $402.5 million aggregate principal amount of 2.500% Exchangeable Senior Notes due 2029 (the “2029 Exchangeable Notes”) on November 25, 2024 and $1.3 billion aggregate principal amount of 0.50% Exchangeable Senior Notes due 2031 (the “2031 Exchangeable Notes” and, together with the 2026 Exchangeable Notes and the 2029 Exchangeable Notes, the “Exchangeable Notes”). The Exchangeable Notes are general senior unsecured obligations of GDH LP.
The 2026 Exchangeable Notes were issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) under the Securities Act, and each of the 2029 Exchangeable Notes and 2031 Exchangeable Notes were sold in Rule 144A offerings after being initially issued to the initial purchasers in private placement transactions, in each case to purchasers who were both “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act. Subject to the satisfaction of certain conditions and during certain periods, holders of the Exchangeable Notes may opt to exchange such notes for our Class A common stock, or in each case, at GDH LP’s election, cash or a combination thereof.
2026 Exchangeable Notes
The 2026 Exchangeable Notes accrue interest at a rate of 3.00% per year, payable semi-annually in arrears on June 15 and December 15 of each year. The initial exchange rate is 7,498.2210 shares of Class A common stock per $250,000 principal amount of Exchangeable Notes, and the maximum number of shares of our Class A common stock issuable upon the exchange of all such 2026 Exchangeable Notes is approximately 18.9 million as of December 31, 2024. The exchange rate applicable to the 2026 Exchangeable Notes (and such maximum number of shares issuable) is subject to adjustment if certain events occur. Further, following certain corporate events that occur prior to the maturity date, in certain circumstances the exchange rate will increase for the 2026 Exchangeable Notes of a holder who elects to exchange such notes in connection with such an occurrence.
In addition, if we undergo a “fundamental change,” subject to certain conditions, holders of the 2026 Exchangeable Notes may require GDH LP to repurchase for cash all or any portion of their 2026 Exchangeable Notes in principal amounts of $250,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the 2026 Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The 2026 Exchangeable Notes will mature on December 15, 2026 unless earlier exchanged, redeemed or repurchased. GDH LP may redeem for cash all or part of the 2026 Exchangeable Notes, at its option, from time to time on or after December 15, 2024 if the last reported sale price per ordinary share of our Class A common stock, as applicable, has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which GDH LP provides notice of redemption, at a redemption price equal to 100% of the principal amount of the 2026 Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Holders may exchange their 2026 Exchangeable Notes at their option prior to the close of business on the business day immediately preceding September 15, 2026 in multiples of $250,000 principal amount, only under the following circumstances:
•during any calendar quarter commencing after the calendar quarter ending on March 31, 2022 (and only during such calendar quarter), if the last reported sale price per share of common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 115% of the exchange price on each applicable trading day;
•during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as determined in accordance with the terms set forth in the applicable indenture)

per $250,000 principal amount of 2026 Exchangeable Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of common stock and the exchange rate on each such trading day;
•if GDH LP calls the 2026 Exchangeable Notes for redemption, but only with respect to the 2026 Exchangeable Notes called for redemption; or
•upon the occurrence of specified corporate events described in the applicable indenture.
On or after September 15, 2026, and prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2026 Exchangeable Notes, holders may exchange their 2026 Exchangeable Notes, in multiples of $250,000 principal amount, at their option at any time.
2029 Exchangeable Notes
The 2029 Exchangeable Notes accrue interest at a rate of 2.500% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025.
The initial exchange rate is 10,497.5856 shares of Class A common stock per $250,000 principal amount of 2029 Exchangeable Notes, and the maximum number of shares of our Class A common stock issuable upon the exchange of all such 2029 Exchangeable Notes is approximately 23.2 million. The exchange rate applicable to the 2029 Exchangeable Notes (and such maximum number of shares issuable) is subject to adjustment if certain events occur. Further, following certain corporate events that occur prior to the maturity date or GDH LP’s delivery of a notice of redemption, in certain circumstances the exchange rate will increase for the 2029 Exchangeable Notes of a holder who elects to exchange such notes in connection with such an occurrence or a notice of redemption, as the case may be.
In addition, if we undergo a “fundamental change,” subject to certain conditions, holders of the 2029 Exchangeable Notes may require GDH LP to repurchase for cash all or any portion of their 2029 Exchangeable Notes in principal amounts of $250,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the 2029 Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The 2029 Exchangeable Notes will mature on December 1, 2029 unless earlier exchanged, redeemed or repurchased. GDH LP may not redeem the 2029 Exchangeable Notes prior to December 6, 2027. GDH LP may redeem for cash all or part of the 2029 Exchangeable Notes, at its option, from time to time on or after December 6, 2027 and prior to the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per ordinary share of our Class A common stock, as applicable, has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which GDH LP provides notice of redemption, at a redemption price equal to 100% of the principal amount of the 2029 Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Holders may exchange their 2029 Exchangeable Notes at their option prior to the close of business on the business day immediately preceding September 1, 2029 in multiples of $250,000 principal amount, only under the following circumstances:
•during any calendar quarter commencing after the calendar quarter ending on March 31, 2025 (and only during such calendar quarter), if the last reported sale price per share of Class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day;
•during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as determined in accordance with the terms set forth in the applicable indenture) per $250,000 principal amount of 2029 Exchangeable Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Class A common stock and the exchange rate on each such trading day;
•if GDH LP calls the 2029 Exchangeable Notes for redemption, but only with respect to the 2029 Exchangeable Notes called for redemption; or
•upon the occurrence of specified corporate events described in the applicable indenture.
But in no event prior to the initial exchange date (as defined in the applicable indenture) unless certain conditions are satisfied.
On or after September 1, 2029, and prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2029 Exchangeable Notes, holders may exchange their 2029 Exchangeable Notes, in multiples of $250,000 principal amount, at their option at any time.
2031 Exchangeable Notes
The 2031 Exchangeable Notes accrue interest at a rate of 0.50% per year, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026.
The initial exchange rate is 17.9352 shares of Class A common stock per $1,000 principal amount of 2031 Exchangeable Notes, and the maximum number of shares of our Class A common stock issuable upon the exchange of all such 2031 Exchangeable Notes is approximately 32.1 million. The exchange rate applicable to the 2031 Exchangeable Notes (and such maximum number of shares issuable) is subject to adjustment if certain events occur. Further, following certain corporate events that occur prior to the maturity date or GDH LP’s delivery of a notice of redemption, in certain circumstances the exchange rate will increase for the 2031 Exchangeable Notes of a holder who elects to exchange such notes in connection with such an occurrence or a notice of redemption, as the case may be.
In addition, if we undergo a “fundamental change,” subject to certain conditions, holders of the 2031 Exchangeable Notes may require GDH LP to repurchase for cash all or any portion of their 2031 Exchangeable Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the 2031 Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The 2031 Exchangeable Notes will mature on May 1, 2031 unless earlier exchanged, redeemed or repurchased. GDH LP may not redeem the 2031 Exchangeable Notes prior to November 6, 2028. GDH LP may redeem for cash all or part of the 2031 Exchangeable Notes, at its option, from time to time on or after November 6, 2028 and prior to the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per ordinary share of our Class A common stock, as applicable, has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which GDH LP provides notice of redemption, at a redemption price equal to 100% of the principal amount of the 2031 Exchangeable Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Holders may exchange their 2031 Exchangeable Notes at their option prior to the close of business on the business day immediately preceding February 1, 2031 in multiples of $1,000 principal amount, only under the following circumstances:
•during any calendar quarter commencing after the calendar quarter ending on December 31, 2025 (and only during such calendar quarter), if the last reported sale price per share of Class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day;
•during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as determined in accordance with the terms set forth in the applicable indenture)

per $1,000 principal amount of 2031 Exchangeable Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Class A common stock and the exchange rate on each such trading day;
•if GDH LP calls the 2031 Exchangeable Notes for redemption, but only with respect to the 2031 Exchangeable Notes called for redemption; or
•upon the occurrence of specified corporate events described in the applicable indenture.
On or after February 1, 2031, and prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2031 Exchangeable Notes, holders may exchange their 2031 Exchangeable Notes, in multiples of $1,000 principal amount, at their option at any time.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors.
Stockholder Meetings
Our organizational documents provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. Our certificate of incorporation provides that, subject to any special rights of the holders as required by law, special meetings of the stockholders can only be called by the chairman of our board, our chief executive officer, our president or at the request of holders of a majority of the total voting power of our outstanding shares of common stock, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Transferability, Redemption and Exchange
Under the Amended LP Agreement, the holders of LP Units and other future holders of LP Units have the right (subject to the terms of the Amended LP Agreement) to require GDH LP to redeem all or a portion of their LP Units for, at our election, newly issued shares of Class A common stock on a one-for-one basis or a cash payment equal to volume weighted average market price of one share of our Class A common stock based on the number of LP Units redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the Amended LP Agreement. Additionally, in the event of a redemption request by a holder of LP Units, we may, at our election, effect a direct exchange of cash or Class A common stock for LP Units in lieu of such a redemption. Shares of Class B common stock will be canceled on a one-for-one basis if we, following a redemption request of a holder of LP Units, redeem or exchange LP Units of such holder of LP Units pursuant to the terms of the Amended LP Agreement.
Except for transfers to us pursuant to the Amended LP Agreement or to certain permitted transferees, the LP Units and corresponding shares of Class B common stock may not be sold, transferred or otherwise disposed of.
We may also take certain actions with respect to both the Class A common stock and the Class B common stock including preventing the transfer of our capital stock, redeeming our capital stock at par or restricting the exercise of rights with respect to capital stock in certain circumstances as described below under “—Certain Certificate of

Incorporation, Bylaws and Statutory Provisions—Anti-Takeover Effects of our Organizational Documents and Certain Provisions of Delaware Law—Transfer Restrictions; Our Regulatory Redemption Right.”
Other Provisions
Neither the Class A common stock nor the Class B common stock has any preemptive or other subscription rights.
There are no redemption, conversion or sinking fund provisions applicable to the Class A common stock or Class B common stock.
At such time when no LP Units remain redeemable or exchangeable for shares of our Class A common stock, our Class B common stock will be canceled.
Preferred Stock
Our authorized shares of capital stock does not currently include any shares of preferred stock. Subject to receiving requisite approvals, we may in the future issue shares of preferred stock in one or more series and may, at the time of issuance, determine the powers, rights, preferences, qualifications, limitations and restrictions of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. If we amend our certificate of incorporation to include authorized shares of preferred stock, our board of directors, upon effectiveness of such amendment and without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The number of authorized shares of preferred stock or any class or series thereof, if any, may be increased or decreased. If we use this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock.
Corporate Opportunity
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to members of our board of directors who are not employees of Galaxy. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of our directors who are not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates.
In addition, to the fullest extent permitted by law, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity.
Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of Galaxy. In addition, these provisions shall not release any person who is or was our employee from any obligations or duties that such person may otherwise have under applicable law or pursuant to any other agreement with us. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Certain Certificate of Incorporation, Bylaws and Statutory Provisions
The provisions of our organizational documents and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A common stock.
Anti-Takeover Effects of our Organizational Documents and Certain Provisions of Delaware Law
Our organizational documents and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire our company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
No cumulative voting. Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our common stock entitled to vote generally in the election of directors will be able to elect all our directors.
Election of directors. Our organizational documents provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors. Our Director Nomination Agreement also provides that Galaxy Group Investments LLC, an entity controlled by our Founder, subject to certain beneficial ownership requirements, is entitled to nominate one director to the board (and we will agree to recommend the election of any such nominee and use reasonable best efforts to support any such nominee for election), which nominee shall initially be our Founder. Our certificate of incorporation also provides that, any vacancies on our board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.
Removal of directors; vacancies and newly created directorships. Subject to obtaining any required stockholder votes, directors may be removed, with or without cause, by the majority vote of the total voting power of our outstanding shares of common stock, voting together as a single class. This requirement of a majority vote to remove directors could enable our Founder (or any future holder of a large portion of our total voting power) to exercise veto power over or otherwise significantly influence any such removal. Prior to such time, directors may be removed, but for cause only, by the affirmative vote of the holders of a majority of the total voting power of our outstanding shares of common stock.
Action by written consent; special meetings of stockholders. Pursuant to Section 228 of the DGCL, our certificate of incorporation provides that any stockholder action permitted to be taken by or at any annual or special meeting of our stockholders may be effected without a meeting, without prior notice and without a vote, by the written consent of the holders of the majority of the total voting power of our outstanding stock entitled to vote thereon. Our certificate of incorporation also provides that, subject to any special rights of the holders as required by law, special meetings of the stockholders can be called by the chairman of the board of directors, the chief executive officer or the president of the company or, at the request of holders of a majority of the total voting power of our outstanding shares of common stock, voting together as a single class.
Advance notice procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Unless our board of directors elects to waive any applicable requirements, stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and our board of directors does not waive compliance with such procedures or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.
Super-majority approval requirements. The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our organizational documents provide that the affirmative vote of holders of 66 2/3% of the total voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, is required to amend, alter, change or repeal specified provisions, including those relating to actions by written consent of stockholders, calling of special meetings of stockholders, election and removal of directors, business combinations and amendment of our organizational documents. This requirement of a super-majority vote to approve amendments to our organizational documents could enable a minority of our stockholders to exercise veto power over any such amendments.
Authorized but unissued shares. The authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of Nasdaq. The existence of authorized but unissued and unreserved common stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “—Authorized but Unissued Capital Stock” above.
Transfer Restrictions; Our Regulatory Redemption Right. The certificate of incorporation provides that we may request that holders or proposed transferees of our capital stock provide such information (including, without limitation, information with respect to citizenship, other holdings of our capital stock and affiliations) as we may reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, our capital stock by such stockholder could result in such stockholder beneficially owning more than 9.9% of our issued and outstanding capital stock on a fully diluted basis (a “Violation”). This provision is designed to ensure we comply with the various licensing regimes of the several jurisdictions in which we operate, as the acquisition of more than 10% of our issued and outstanding capital stock in such jurisdictions could require regulatory notifications and/or consents.
In the event a holder or proposed transferee fails to respond to our request for information or if, upon review of information provided by such holder or proposed transferee, our board of directors determines that such person’s holdings or acquisition of our capital stock would result in a Violation, we may refuse to permit any such transfer of capital stock, refuse to honor any transfer of capital stock purported to have been effected (in which case, such transfer shall be deemed to have been void ab initio), suspend rights of stock ownership the exercise of which could result in a Violation, or redeem such shares of our capital stock at par, on such other terms and conditions as our board of directors may determine. The certificate of incorporation provides that our board of directors may, in its sole discretion, exempt (proactively or retroactively) any person from the foregoing restrictions. The existence of such requirement to provide our board of directors with information on request, and the actions that are available to our board of directors in the event we determine that a Violation has occurred (or would occur as a result of a proposed transaction), could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and otherwise discourage stockholders and potential transferees or other investors from acquiring large positions in our capital stock, any of which could have the effect of negatively impacting the market price and transferability of our Class A common stock.
Business combinations with interested stockholders. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. We have opted out of Section 203 of the DGCL; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Our certificate of incorporation provides that our Founder, and any direct or indirect transferees of our Founder and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director or officer if such director or officer has breached such director’s or officer’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director or an officer.
Our bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our organizational documents may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger. In the event appraisal rights are available in connection with a merger or consolidation, pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.
Exclusive Forum
Under our certificate of incorporation, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action or proceeding arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or our organizational documents, (iv) any action or proceeding seeking to interpret, apply, enforce or determine the validity of our organizational documents, (v) any action or proceeding asserting a claim that is governed by the internal affairs doctrine or (vi) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware)), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. Additionally, our certificate of incorporation states that the foregoing provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Our certificate of incorporation also provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act or the Exchange Act.
Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to these provisions. The enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock is Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC).

Listing
Our Class A common stock is currently listed on Nasdaq under the symbol “GLXY.” In addition, we enable a natively tokenized version of our Class A common stock.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “we,” “our” or “us” refer to GDI and its consolidated subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than GDI) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or GDI and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of GDI;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, subscription rights, units or digital asset securities issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers;
•through a combination of any of these methods of sale; or
•any other method permitted by applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
Unless stated otherwise in the prospectus supplement, the securities offered by a prospectus supplement have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada, and may only be sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Galaxy Digital Inc. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Galaxy Digital Inc. and subsidiaries as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT
 Up to $500,000,000
Class A Common Stock
On May 8, 2026, we entered into an Open Market Sale Agreement (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), BNY Mellon Capital Markets, LLC (“BNY”) and UBS Securities LLC ("UBS" and together with Jefferies and BNY, the “Sales Agents”) relating to the sale of shares of our Class A common stock, par value $0.001 per share (“Class A common stock”). In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $500,000,000 from time to time through the Sales Agents acting as sales agent or principal. This prospectus supplement relates to $500,000,000 of shares of our Class A common stock that we may sell pursuant to the Sales Agreement. As of the date of this prospectus supplement, we have not made any sales of our Class A common stock under the Sales Agreement.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GLXY.” On May 7, 2026, the last reported sale price of our Class A common stock on Nasdaq was $29.30 per share.
Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal sales and trading practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agents will be entitled to compensation at a commission rate up to 3.0% of the gross proceeds of shares sold under the Sales Agreement. In connection with the sale of the Class A common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation to the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to the Sales Agents.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The Class A common stock offered by this prospectus supplement has not been and will not be qualified for sale under the securities laws of any province or territory of Canada and may not be offered or sold under the Sales Agreement in Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of the Class A common stock in any province or territory of Canada. No Class A common stock will be sold on any trading markets in Canada as at-the-market distributions.

Jefferies	BNY Capital Markets	UBS Investment Bank
The date of this prospectus supplement is              , 2026.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the SEC which became automatically effective upon filing, utilizing a “shelf” registration process, and relates to the offering of our Class A common stock. Under the shelf registration statement process we may offer shares of our Class A common stock, preferred stock, debt securities or digital asset securities, including preferred stock, debt securities, warrants, and digital asset securities converted into or exercised or exchanged for Class A common stock, preferred stock, debt securities, or digital asset securities and subscription rights exercised for Class A common stock, preferred stock, debt securities or digital asset securities. Under this prospectus supplement, we may offer shares of our Class A common stock having an aggregate offering price of up to $500,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our Class A common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agents have not, authorized anyone to provide you with different information. Neither we nor the Sales Agents take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date of such prospectus or applicable prospectus supplement, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus, together with the additional information described under the section entitled “Where You Can Find More Information; Incorporation by Reference,” before making your investment decision. This prospectus supplement incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference industry and market data that we obtained from various periodic industry publications, third-party studies and surveys, including by the National Cryptocurrency Association, EY Parthenon, CoinMarketCap.com, and CoinGecko.com, as well as from filings of public companies in our industry and internal company surveys. These sources include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Certain data and information are based on management estimates, which have been derived from third-party sources, as well as data from our internal research, and are based on certain assumptions that we believe to be reasonable but are
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subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and any applicable free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement. This information involves a number of assumptions and limitations that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. Although we believe the industry and market data to be reliable as of the date of this prospectus supplement, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Industry and market data are subject to change and could be inaccurate because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Accordingly, you are cautioned not to give undue weight to such market and industry data or any other such estimates.
We and the Sales Agents are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information; Incorporation by Reference.”
Unless the context otherwise requires, when we refer to “Galaxy,” “we,” “our,” “us” and the “Company” in this prospectus, we mean (1) prior to the consummation of the Company’s May 2025 corporate reorganization (the “Reorganization Transactions”), to Galaxy Digital Holdings Ltd. (“GDHL”) and Galaxy Digital Holdings LP (“GDH LP”) and its consolidated subsidiaries, and (2) subsequent to the Reorganization Transactions, to Galaxy Digital Inc. and its consolidated subsidiaries (including GDH LP and its consolidated subsidiaries). See the section entitled “Prospectus Supplement Summary” for more information.
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TRADEMARKS AND SERVICE MARKS
The Galaxy logos, and other trade names, trademarks or service marks of Galaxy appearing in this prospectus, are the property of Galaxy. Other trade names, trademarks or service marks appearing in this prospectus are the property of their respective holders. Solely for convenience, trade names, trademarks and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks and service marks.
BLOOMBERG is a trademark or service mark of Bloomberg Finance L.P., and GALAXY is a trademark of Galaxy Digital Capital Management LP. Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) are not affiliated with Galaxy Digital Capital Management LP and its affiliates (collectively, “Galaxy Digital”). Bloomberg’s association with Galaxy Digital is to act as the administrator and calculation agent of the Bloomberg Galaxy Crypto Index (the “Index”), which is the property of Bloomberg. Neither Bloomberg nor Galaxy Digital guarantee the timeliness, accurateness, or completeness of any data or information relating to the Index or results to be obtained. Neither Bloomberg nor Galaxy Digital make any warranty, express or implied, as to the Index, any data or values relating thereto or any financial product or instrument linked to, using as a component thereof or based on the Index (“Products”) or results to be obtained therefrom, and each of Bloomberg and Galaxy Digital expressly disclaim all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg, Galaxy Digital and its or their licensors, and its and their respective employees, contractors, agents, suppliers, and vendors shall have no liability or responsibility whatsoever for any injury or damages—whether direct, indirect, consequential, incidental, punitive, or otherwise—arising in connection with the Index, any data or values relating thereto or any Products, whether arising from their negligence or otherwise.
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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our website address is https://www.galaxy.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC rules allow us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is deemed to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Subsequent information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement:
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;
•our Current Report on Form 8-K filed with the SEC on January 15, 2026;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 8, 2026; and
•the description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on May 15, 2025 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
We also incorporate by reference all reports and other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities hereunder. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
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We undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement on the investor relations page on our website (https://www.galaxy.com), via email (investor.relations@galaxy.com) or in writing to Galaxy Digital Inc., 300 Vesey Street, New York, New York, 10282, Attention: Investor Relations. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and does not contain all of the information you should consider before buying our Class A common stock. Therefore, you should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the information incorporated by reference into this prospectus supplement, before deciding to invest in our Class A common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement and incorporated by reference to our Annual Report on Form 10-K, our quarterly reports on Form 10-Q and any other documents incorporated by reference into this prospectus supplement.
Company Overview
We are a global financial services and infrastructure company focused on digital assets and High Performance Computing (“HPC”). We aim to facilitate efficient access and adoption of digital assets by institutional clients through our Global Markets and Asset Management & Infrastructure Solutions businesses within our Digital Assets segment. We also develop, and will in the future operate, HPC data center infrastructure to meet the rising global demand for reliable power and scalable compute capacity driven by accelerated artificial intelligence growth.
Corporate Information
We were initially incorporated in April 2021 as Galaxy Digital Pubco Inc., a Delaware corporation, and a wholly-owned subsidiary of GDHL. Our name was changed to Galaxy Digital Inc. in September 2021. In May 2025, we completed the Reorganization Transactions whereby GDHL changed its jurisdiction of incorporation from the Cayman Islands to the state of Delaware, and GDI became the successor public company of GDHL. GDI is the general partner of GDH LP, the operating partnership and the parent company of a number of other operating subsidiaries.
Our principal executive offices are located at 300 Vesey Street, New York, NY 10282, and our telephone number is (212) 390-9216. Our website address is https://www.galaxy.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus supplement. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this prospectus supplement or any other document that we file with or furnish to the SEC.

THE OFFERING

Shares of Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $500,000,000.

Shares of Class A common stock to be outstanding after this offering
Up to 208,915,638 shares of our Class A common stock (or 407,323,915 shares if all outstanding limited partnership units of GDH LP (“LP Units”) held by the holders of LP Units were redeemed or exchanged for a corresponding number of newly issued shares of Class A common stock), assuming sales of 17,064,846 shares of our Class A common stock in this offering at an offering price of $29.30 per share, which was the last reported sale price of our common stock on Nasdaq on May 7, 2026. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.

Voting power held by holders of Class A common stock after giving effect to this offering
Up to 51.3% (or 100.0% if all outstanding LP Units held by the holders of LP Units were redeemed or exchanged for a corresponding number of newly issued shares of Class A common stock), assuming sales of 17,064,846 shares of our Class A common stock in this offering at an offering price of $29.30 per share, which was the last reported sale price of our common stock on Nasdaq on May 7, 2026.

Voting power held by the GDH LP limited partners as holders of all outstanding shares of Class B common stock after giving effect to this offering
Up to 48.7% (or 0.0% if all outstanding LP Units held by the holders of LP Units were redeemed or exchanged for a corresponding number of newly issued shares of Class A common stock), assuming sales of 17,064,846 shares of our Class A common stock in this offering at an offering price of $29.30 per share, which was the last reported sale price of our common stock on Nasdaq on May 7, 2026.

Redemption right of the holders of LP Units
Under the seventh amended and restated limited partnership agreement of GDH LP (the “Amended LP Agreement”), the holders of LP Units (other than us) have the right (subject to the terms of the Amended LP Agreement) to require GDH LP to redeem all or a portion of their LP Units for, at our election, newly issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LP Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the Amended LP Agreement. Additionally, in the event of a redemption request by a holder of LP Units, we may, at our option, effect a direct exchange of cash or Class A common stock for LP Units in lieu of such a redemption. Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request of a holder of LP Units, redeem or exchange LP Units of such holder of LP Units pursuant to the terms of the Amended LP Agreement.
Except for transfers to us pursuant to the Amended LP Agreement or to certain permitted transferees, the holders of LP Units are not permitted to sell, transfer or otherwise dispose of any LP Units or shares of Class B common stock.

Manner of offering
“At the market offering” that may be made from time to time on Nasdaq or other existing trading market for our Class A common stock through the Sales Agents, as sales agent or principal. See the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds
We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents, short-term investments and other liquid assets, to support the continued expansion of our Data Centers business, as well as for general corporate purposes. See the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our Class A common stock.

Listing	Our Class A common stock is listed on Nasdaq under the symbol “GLXY.”

Unless we indicate otherwise throughout this prospectus, the number of shares of our Class A common stock outstanding, including the number of shares of our Class A common stock used to calculate voting power, is based on 191,850,792 shares of our Class A common stock outstanding as of March 31, 2026 and excludes:
•48,290,478 shares of our Class A common stock reserved for issuance under our equity compensation plans and arrangements as of such date;
•8,073,737 shares of our Class A common stock issuable upon the exercise of options to acquire such shares that are vested and outstanding as of such date;
•13,474,772 shares of our Class A common stock reserved for issuance upon vesting and exercise of outstanding options granted pursuant to our equity compensation plans or otherwise;
•6,761,573 shares of our Class A common stock in respect of unvested restricted share units, performance share units and deferred share units granted pursuant to our equity compensation plans; and
•74,232,925 shares of our Class A common stock issuable upon exchange of the Exchangeable Notes outstanding as of such date (which is the maximum number of shares issuable upon the exchange of the Exchangeable Notes, assuming that all such exchanges are settled by delivery of shares, and subject to certain adjustments).
In addition, unless we indicate otherwise, the number of shares of our Class A common stock shown throughout this prospectus excludes 198,408,277 shares of Class A common stock reserved for issuance upon the exchange of 198,408,277 LP Units that were held by the holders of LP Units as of May 7, 2026.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and incorporated by reference to our Annual Report on Form 10-K and our quarterly reports on Form 10-Q and all other information contained or incorporated by reference in this prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
You may experience dilution as result of shares issued in this offering or due to any future issuances of additional equity or convertible debt securities.
The issuance and sale by us through the sales agents acting as sales agents or directly to the sales agents acting as principals of any shares of our Class A common stock in this offering could have a dilutive effect on your ownership interests. Additionally, we are in a capital-intensive business and may not have sufficient funds to finance the growth of our business, future acquisitions or to support our projected capital expenditures. As a result, we may require additional funds from further equity or debt financings, including sales of Class A common stock, preferred stock or convertible debt, to complete expansions and capital expenditures and fund our operations. In the future, we may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of purchasers of our Class A common stock offered hereby. Further, to the extent outstanding share options or other securities convertible or exchangeable for Class A common stock are exercised, there will be further dilution to new investors. To the extent we need to raise additional capital in the future and we issue additional Class A common stock or securities convertible or exchangeable for our Class A common stock, our then existing shareholders may experience dilution, and the new securities may have rights senior to those of our Class A common stock offered in this offering.
Market volatility may affect the price of our Class A common stock and the value of your investment.
The market price of our Class A common stock may fluctuate significantly in response to a number of factors, most of which we cannot predict or control, including market reactions to this equity offering program, general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or dividends; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; market and public perception of us, our business, our industry and our reputation; our level of indebtedness and/or adverse market reaction to any indebtedness that we may incur in the future; our ability to raise capital on favorable terms or at all; loss of any major funding source; additions or departures of our executive officers or key personnel; and other factors that may not be known to us.
Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Any broad market fluctuations may adversely affect the trading price of our Class A common stock.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents, short-term investments and other liquid assets, to advance development of our business, as well as for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may temporarily invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline. See the section entitled “Use of Proceeds” for more information.
The Class A common stock offered hereby will be sold in “at the market” offerings, and investors who buy Class A common stock at different times will likely pay different prices.
Investors who purchase Class A common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares of our Class A common stock sold, and there is no minimum or maximum sales price for shares of Class A common stock to be sold in this offering. Investors may experience a decline in the value of their Class A common stock as a result of sales made at prices lower than the prices they paid.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement and the actual number of shares of our Class A common stock we will issue under the Sales Agreement, at any one time or in total.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares of Class A common stock that is sold through the Sales Agents after delivering an issuance notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, any limits we may set with the Sales Agents in any applicable issuance notice and the demand for our Class A common stock. As such, it is not possible to predict the number of shares of Class A common stock to be sold pursuant to the Sales Agreement. Because the price per share of each share of Class A common stock sold pursuant to the Sales Agreement will fluctuate based on the market price of our Class A common stock during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement or the number of shares of Class A common stock that will be ultimately issued.
The market price of our Class A common stock may be adversely affected by general macroeconomic conditions and market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our Class A common stock and sales of substantial amounts of our Class A common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability, including as a result of the ongoing military conflict between Russia and Ukraine, the evolving conflict in the Middle East, as well as political and economic conditions in the United States and abroad, have contributed to the volatility of the markets, which may have an effect on the market price of our Class A common stock. In addition, deterioration in macroeconomic or market conditions could adversely affect our ability to obtain financing on acceptable terms, as well as the financial condition of our third-party service providers, customers and counterparties, which in turn could have a material adverse effect on our business, operating results and financial condition.
Future sales, or the possibility of future sales, of a substantial number of shares of our Class A common stock could adversely affect the price of such securities.
Future sales of a substantial number of shares of our Class A common stock, or the perception that such sales will occur, could cause a decline in the market price of our Class A common stock. If holders sell substantial amounts of Class A common stock on Nasdaq, or if the market perceives that such sales may occur, the market price of the Class A common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
•our future financial performance, including our expectations regarding and our ability to achieve and maintain future profitability;
•our limited operating history, lack of experience implementing our business plan and our ability to effectively manage our growth;
•anticipated trends, growth rates and challenges in our business and the industries and markets in which we operate;
•the highly volatile nature of cryptocurrencies;
•our ability to execute on our strategy to expand into the Artificial Intelligence (“AI”) and HPC data center business;
•our ability to obtain financing on acceptable terms or at all, including for the conversion of our existing bitcoin mining infrastructure to AI/HPC data center infrastructure;
•our failure to adhere to complex and evolving governmental laws and regulations;
•the continuing development and market acceptance of digital assets and distributed ledger technology;
•the new and rapidly evolving AI industry, and related legislation and regulations;
•a determination that a digital asset that we interact with is a “security,” or that an activity in which we engage involves a “securities transaction” for purposes of the federal securities laws;
•the price of digital assets globally and the volume of transactions;
•our dependence upon Michael Novogratz, our Chief Executive Officer and founder;
•our ability to develop, maintain and enhance our brand and reputation;
•increased expenses associated with being subject to the Exchange Act and other U.S. regulations, and with being a listed company on Nasdaq;
•our failure to maintain and grow our customer base;

•our failure to continue to innovate and provide services that are useful to customers and achieve and maintain market acceptance;
•our and our third-party service providers’ ability to safeguard and manage our and our customers’ funds and digital assets;
•our reliance on technology provided by third parties which are out of our direct control;
•the impact of acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets;
•the effects of increased competition in our markets and our failure to compete effectively;
•our revenue not growing at the rates it historically has, or at all;
•our failure to successfully execute on our growth initiatives, business strategies, or operating plans;
•additional risks of short sales, borrowings and lending of digital assets;
•the presentation of our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and any future changes in GAAP or other accounting principles applicable to us;
•incorrect estimates or judgments relating to our critical accounting policies;
•our failure to comply with current and future federal and state privacy, security and data protection laws, regulations or standards;
•inadequate investment in or maintenance of our operating platform and other information technology and business systems;
•our activity being deemed dealing in security-based swaps and the possible regulatory and registration requirements of such dealing;
•our decentralized finance activities and the evolving risks and uncertainties related thereto;
•security breaches or incidents, loss or misuse of data, a failure in or breach of our operational or security systems or other disruptions;
•disruptions in our disaster recovery systems or management continuity planning;
•our ability to obtain, maintain, protect and enforce our intellectual property;
•volatility of the market price and trading volume of our Class A common stock;
•our enablement of Tokenized GLXY, a natively tokenized version of our Class A common stock and any impact thereof on our Class A common stock;
•our expectations regarding continued repurchases of shares of our Class A common stock;
•applicable restrictions that could make it impractical for us to continue our business as contemplated if we are deemed to be an investment company under the Investment Company Act of 1940, as amended;
•our dependence on distributions from GDH LP to pay our taxes and expenses, including payments under our amended and restated tax receivables agreement between us, Galaxy Digital Holdings Inc., and certain parties thereto, dated May 13, 2025, and to fund dividend payments, if any;
•our expectations and plans with respect to our share repurchase program; and

•other statements regarding our future operations, financial condition, and prospects and business strategies.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS
We may issue and sell our Class A common stock having aggregate sales proceeds of up to $500,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will be able to sell any Class A common stock under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.
We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents, short-term investments and other liquid assets, to support the continued expansion of our Data Centers business, as well as for general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of the development of our business and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds. Pending the uses described above, we may temporarily invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY
We do not currently expect to pay any cash dividends on our Class A common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, restrictions imposed by applicable laws and other factors that our board of directors may deem relevant.
We are a holding company and our principal assets are our direct ownership of (i) certain LP Units, which entitle us to a corresponding percentage ownership of the economic interest in GDH LP (and as a result, Galaxy’s business), and (ii) all of the general partnership interests of GDH LP, which entitle us to operate and control all of the business and affairs of GDH LP as its sole general partner, and, through GDH LP and its subsidiaries, to conduct all of Galaxy’s business. As a consequence, our ability to declare and pay dividends to the holders of our Class A common stock, if our board of directors determines to do so, will be subject to the ability of GDH LP to provide distributions to us. If GDH LP makes such distributions, the holders of LP Units will be entitled to receive equivalent distributions from GDH LP. However, because we (i) may be subject to corporate-level taxation on our allocable share of GDH LP’s taxable income and be required to use a portion of the distributions we receive to pay such corporate-level taxes and (ii) must make payments under our amended and restated tax receivables agreement between GDI, GDHL and the certain present and former limited partners of GDH LP named therein dated May 13, 2025 (the "Tax Receivable Agreement"), amounts ultimately distributed as dividends to holders of our Class A common stock are expected to be less than the amounts distributed by GDH LP to the other holders of LP Units on a per-share basis.
Assuming GDH LP makes distributions to its members in any given year, the determination to pay dividends, if any, to holders of our Class A common stock out of the portion, if any, of such distributions remaining after our payment of taxes and Tax Receivable Agreement payments (any such portion, an “excess distribution”) will be made by our board of directors. Because our board of directors may determine to pay or not pay dividends to holders of our Class A common stock, holders of our Class A common stock may not necessarily receive dividend distributions relating to excess distributions, even if GDH LP makes such distributions to us.
During the three months ended March 31, 2026 and year ended December 31, 2025, GDH LP made cash distributions to certain of its equity holders of $0.0 million and $49.3 million, respectively, in connection with equity holder tax obligations.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Jefferies, BNY and UBS under which we may offer and sell our shares of Class A common stock from time to time through the Sales Agents acting as agents. Sales of our shares of Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our shares of Class A common stock under the Sales Agreement, we will notify the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of such notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our shares of Class A common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and the Sales Agents is generally anticipated to occur on the next trading day following the date on which the sale was made. Sales of our shares of Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Sales Agents a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of Class A common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agents for disbursements of their counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $925,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
The Sales Agents will provide written confirmation to us before the open on Nasdaq on the trading day following each day on which our shares of Class A common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our shares of Class A common stock on our behalf, the Sales Agents may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.
The offering of our shares of Class A common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.
The Sales Agents and their respective affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Sales Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities. In particular, Jefferies was an initial purchaser of GDH LP’s 2.500% exchangeable senior notes due 2029 and 0.50% exchangeable senior notes due 2031.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agents, and the Sales Agents may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
Latham & Watkins LLP will pass upon the validity of the shares of our Class A common stock offered hereby. The Sales Agents are being represented in connection with this offering by Sidley Austin LLP.
EXPERTS
The consolidated financial statements of Galaxy Digital Inc. and subsidiaries as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $500,000,000
Class A Common Stock

PROSPECTUS SUPPLEMENT

Jefferies	BNY Capital Markets	UBS Investment Bank
             , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated fees and expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$ *
FINRA filing fee	**
Transfer Agent and Registrar and Trustee Fees	**
Printing Expenses	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Blue Sky, qualification fees and expenses	**
Rating Agency Fees	**
Nasdaq Listing Fees	**
Miscellaneous	**
Total	$ **
__________________
*Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
**The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 6 of the Registrant’s amended and restated bylaws (the “Bylaws”) provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation (the “Charter”) and the Bylaws and to provide additional procedural protections.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except for liability (i) for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director or officer derived an improper personal benefit. The Registrant’s Charter provides for such limitation of liability.

The Bylaws provide that the Registrant will indemnify our directors and officers to the fullest extent permitted by the DGCL. The Registrant has established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.
The Charter provides that the Registrant’s directors and officers will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director or officer’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director or officer derived an improper personal benefit.
The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.
The underwriting agreement that we may enter into (Exhibit 1.1) may provide for the indemnification by an underwriter of our directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act.
Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2**	Open Market Sale AgreementSM, dated as of May 8, 2026, by and among Galaxy Digital Inc., Jefferies LLC, BNY Mellon Capital Markets, LLC and UBS Securities LLC.
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8 filed on May 13, 2025 (No. 333-287205)).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8 filed on May 13, 2025 (No. 333-287205)).
4.1**	Form of Indenture.
4.2*	Form of Debt Security.
4.3*	Form of Warrant Agreement and Warrant Certificate.
4.4*	Form of Specimen Preferred Stock Certificate.
4.5*	Form of Subscription Rights Agreement and Subscription Rights Certificate.
4.6*	Form of Unit Agreement and Unit Certificate.
4.7*	Form of Digital Asset Security Agreement and Digital Asset Security.
4.8	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed on May 13, 2025 (File No. 333-287205)).
5.1**	Opinion of Latham & Watkins LLP.
23.1**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2**	Consent of KPMG LLP, independent registered public accounting firm.
24.1**	Power of Attorney (included on the signature page hereto).
25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.
107.1**	Filing Fee Table.
__________________
*To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, if applicable, and incorporated herein by reference.
**    Filed herewith.

Item 17. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)     That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 8, 2026.

GALAXY DIGITAL INC.

By:	/s/ Michael Novogratz
Michael Novogratz
Founder, Chief Executive Officer and Director
POWER OF ATTORNEY
Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Michael Novogratz or Anthony Paquette, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Novogratz	Founder, Chief Executive Officer and Director (Principal executive officer)	May 8, 2026
Michael Novogratz

/s/ Anthony Paquette	Chief Financial Officer (Principal financial officer)	May 8, 2026
Anthony Paquette

/s/ Robert Rico	Chief Accounting Officer (Principal accounting officer)	May 8, 2026
Robert Rico

/s/ Michael Daffey	Chair of the Board of Directors	May 8, 2026
Michael Daffey

/s/ Bill Koutsouras	Lead Director	May 8, 2026
Bill Koutsouras

/s/ Rhonda Adams-Medina	Director	May 8, 2026
Rhonda Adams-Medina

/s/ Douglas Deason	Director	May 8, 2026
Douglas Deason

/s/ Jane Dietze	Director	May 8, 2026
Jane Dietze

/s/ Richard Tavoso	Director	May 8, 2026
Richard Tavoso